SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2012

ABSOLUTE LIFE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53446	71-1013330
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

45 Broadway, 6th Floor

New York, NY 10006

(Address of principal executive offices)

(212) 201-4070

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. In this Form 8-K, references to “we,” “our,” “us,” “Absolute,” “ABS”,the “Company” or the “Registrant” refer to Absolute Life Solutions, Inc., a Nevada corporation or itas affiliates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2012, the Board of Directors unanimously adopted a resolution increasing the size of the Board to five (5) members. Mr. Moshe Hogeg, age 31, was elected a member of our Board of Directors. Since 2010, Mr. Hogeg has served as Chief Executive Officer of Mobli Media, Inc. of New York, New York, a thirty-five employee photo and video sharing platform. Mobli Media, Inc. recently announced the completion of a $22,000,000 round of financing bringing their total funds raised to $28,500,000. Mr. Avrohom Oratz, our President and Chief Executive Officer is a member of the Board of Directors of Mobli Media, Inc. From 2007 to 2009, Mr. Hogeg served as founder and Chief Executive Officer of Web2Sport, a sports oriented social network in Israel, and increased the average viewership from 50 viewers per game to 12,000 viewers per game. From 2000 to 2007, Mr. Hogeg served as a Captain in the Israel Defense Forces. The Board believes that Mr. Hogeg’s experience in managing technology related enterprises will be beneficial to the Company as it implements its expansion into the newly emerging field of augmented reality.

In connection with his election to our Board, Mr. Hogeg was granted 100,000 Non Qualified Stock Options at an exercise price of $0.31 vesting on October 24, 2013 and expiring on October 23, 2017. Mr. Hogeg was also appointed a member of the Nominating Committee of the Board of Directors.

Item 8.01            Other Events

Introduction

Certain recent developments with regard to the Company’s life settlement business are set forth in the Form 8-K filed August 2, 2012, a copy of which is incorporated herein by reference. The Board of Directors has therefore determined that it will be providential for the Company to research and commence other lines of business. In furtherance thereof, the Company formed a wholly owned subsidiary, Infinity Augmented Reality LLC (“IAR” or “Infinity”). IAR began finalizing specifications for Infinity’s applications and engaged a third party to prepare the necessary programs and related intellectual property. The third party has commenced development of augmented reality programs.

Through IAR, the Company intends to develop a comprehensive augmented reality platform for consumers. IAR’s objective is to establish itself firmly as a preeminent source for state-of-the-art augmented reality experiences, forging a strong association, early on, between the Infinity brand and the burgeoning medium.

What is Augmented Reality

Augmented reality is a medium in which real sensory inputs are enhanced, or augmented, with relevant digital information from the Internet. Using specially equipped eyewear, virtual images, video, and sound are superimposed for the user over what is actually seen and heard, heightening the real-life experience with additional information that is pertinent, informative, practical, and/or entertaining. The individual user may alsobe fully immersed in a virtual world, temporarily blocking outreal surroundings.With augmented reality, sensory inputs are no longer limited to what is within eyeshot or earshot, butmay incorporate, in real-time, all that the network has to offer.

Augmented reality requires an interface, such as digitally-enhanced eyewear, that can instantaneously overlay virtual images and video on top of what is actually experienced. Companies like Google, Vuforia and Lumus are in the process of developing augmented reality glasses that will change the way users see and interact with the world. IAR will utilize their augmented reality applicationsthrough these glasses and/or through other mobile devices such as smart phones.As the individual turns his or her head in various directions and looks at different people or objects through the eyewear, the sights that are overlaid change accordingly. The eyewear incorporates speakers that add virtual sounds to the overall experience, as well as microphones that capture and interpret the user’s spoken commands through speech recognition technology in order to summon desired information and actions.

The augmented reality interface requires a persistent, high-speed Internet connection, in order that pertinent data can be continually sent and received in real-time. The connection may be incorporated into the device itself, or accessed via Bluetooth through a nearby device, such as a smartphone or tablet. The connected device must incorporate computer processing capabilities, a global positioning system, and a digital compass. The GPS and compass continually inform the system of the user’s exact location and the direction in which he or she is facing. Such inputs are critical in determining the specific virtual information that is necessary and pertinent at any particular moment. The augmented reality platform also incorporates advanced softwarethat recognizes and interprets objects, faces, and sights. Speech recognition technology is also an integral element of an augmented reality platform.

The augmented reality experience is highly tailored to the individual user. Each person has a different set of criteria regarding which information is relevant in any particular situation. A shopper walking through a downtown area may be interested in knowing about stores in the vicinity, inventory, and prices. A tourist exploring an unfamiliar city may be interested in learning about sights, hotel rooms, and dining options in the area. Advertisements incorporated into the augmented reality experience are tailored specifically to demographic, psychographic, situational, and other characteristics of the user at a particular time, place, and context. As a result, augmented reality allows marketers to identify and target specific audiences with unprecedented precision.

Information about an individual’s overall characteristics and preferences in specific situations, employed in real-time to determine the virtual information to be added to what is actually seen and heard, is obtained from multiple sources. The individual creates and maintains a detailed user profile that includes demographic and other information, and adjusts user settings to regulate the overall nature of the augmented reality experience. The user initiates specific outcomes on the spot simply by gazing in a particular direction at a particular time or place,or through spoken or typed commands. Sophisticated algorithms analyze past transactions and other activities of the user, as well as of other individuals with similar characteristics, to further ascertain preferences, predilections, and habits.

With the ability to access and analyze, in real-time, such an extensive array of relevant information, the augmented reality platform can help ensure that the individual receives maximum utility and enjoyment from each augmented reality experience. Marketers, meanwhile, can consistently communicate only the information that is most relevant and useful to each individual in each particular situation.

Company Offerings

The Infinity platform will incorporate a comprehensive array of augmented reality applications geared toward the mainstream consumer. IAR offerings will fall into four separate categories: Information; Entertainment; Games; and Holograms. The Information, Entertainment, and Games offerings will be accessed through an Infinity browser downloaded onto a mobile or other device. The Infinity browser will serve as a portal into the full range of applications; upon donning the augmented reality eyewear and launching the browser, the individual will instantly enter the world of augmented reality and all it has to offer. The Holograms offerings will consist of content produced by IAR and experienced in a social setting at entertainment venues and private events.

IAR’s marketing activities will take place primarily in collaboration with consumer-oriented companies that employ the Infinity platform in selling, marketing, and delivering products and services. The central thrust of IAR’s marketing strategy is to leverage the reach of major companies that have widely-recognized brands and extensive marketing infrastructures. Such entities have a strong incentive to interact with their customers through the Infinity platform, and therefore to encourage customers to adopt the Infinity platform. As a result, management believes that IAR can piggyback, to a significant degree, on the marketing infrastructures of its partners, minimizing marketing expenditures and shortening the timeframe required to establish the Infinity brand and user base. To that end, IAR’s early focus will be on forging relationships with the most dominant names in retailing, consumer products, entertainment, gaming, and other realms.

Because the potential consumer applications for augmented reality medium are virtually limitless, IAR will target the broadest possible range of consumers with the Infinity platform. IAR’s target audiences will effectively consist of the full range of customers of the entities that employ the Infinity platform in selling, marketing, and delivering products and services. Target audiences for the Entertainment Division include anyone who would be likely to want to experience a live concert, sporting event, awards ceremony, or theatrical production from home, in an immersive medium. Target audiences for the Information Division include anyone who engages in retail shopping, online shopping, travel, and a host of everyday activities. The full range of hardcore and casual gamers will be targeted by the Gaming Division.

The augmented reality medium is in its infancy. Several consumer applications are currently available, but are generally narrow in scope and do not provide a fully immersive experience. Existing applications are accessed through mobile devices such as smartphones and tablets. Images of objects and scenes are captured by device cameras and recognized and interpreted by software. Relevant information is summoned from the network and presented to the user through the device screen and audio output.

Competition

Potential competitive challenges to IAR may come from a range of entities and industries that are well suited to addressing consumer augmented reality markets. Early stage technology companies have developed platforms and browsers that underlie multiple consumer applications. Established companies in media, communications, consumer electronics, and gaming have developed, or are in the process of developing, various augmented reality capabilities and experiences. Regardless of whether major leading players in such industries are currently focused on augmented reality, they must be viewed as potential competitors to IAR. Such companies have extensive technological and marketing infrastructures and established customer bases, which can facilitate efforts to establish market presence in various areas of augmented reality. On the other hand, IAR intends to be aggressive in pursuing alliances with established companies in an effort to harness the respective strengths of IAR and such partners, thereby minimizing potential competitive threats.

Google, Nokia, Apple, and Microsoft are notable potential competitors with vast reach in a broad range of media, consumer electronics, and telecommunications markets. Such companies can leverage their technologies, marketing infrastructures, customer bases, and range of offerings in order to establish early leadership positions in the augmented reality medium.

Research and Development

IAR intends to initially establish its research and development operations in the State of Israel. IAR expects to retain between 6 and 12 employees and/or consultants during the next six months for necessary technology and software development. The initial funding for IAR will be provided by the Company’s working capital but the Company may open up a round of financing. The Board has made no final determination on such financing. The Company will undertake to legally secure its rights to the intellectual property developed by the Company or its consultants.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 25, 2012

ABSOLUTE LIFE SOLUTIONS, INC.

By:	/s/ Joshua Yifat
Joshua Yifat
Treasurer and Chief Financial Officer